EXHIBIT 23(a)








INDEPENDENT AUDITORS' CONSENT

GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-103530) of General Motors Corporation and General Motors Nova Scotia Finance Company of our report dated January 16, 2003 (March 12, 2003 as to Note 26) appearing on page II-20 and of our report dated January 15, 2003 (March 6, 2003 as to Note 22) appearing in section IV of the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2002. These reports express unqualified opinions and include explanatory paragraphs relating to the change in method of accounting to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as described in Notes 1 and 3, respectively. We also consent to the references to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 20, 2003